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                                                                 EXHIBIT 99(b)


                TRANSACTIONS IN THE STOCK BY THE REPORTING PERSONS
                            DURING THE PAST SIXTY DAYS

                           For the Account                Price per
Settlement Date     By           of           Quantity       Share     Type of Trade   Broker
---------------------------------------------------------------------------------------------
2/17/99          Partners   BVF               50,000      $1.5703      Sale            HRZG
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2/17/99          Partners   BVF Ltd.          50,000      $1.5703      Sale            HRZG
---------------------------------------------------------------------------------------------

                            HRZG = Herzog, Hein & Geduld